REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Trustees and
Shareholders of First Trust
Exchange-Traded Fund II:

In planning and performing our audits
of the financial statements of First
Trust Exchange-Traded Fund II
(the Fund), comprised of the First
Trust Dow Jones STOXX European Select
Dividend Index Fund (Formerly First
Trust DJ STOXX Select Dividend 30
Index Fund), First Trust FTSE
EPRA/NAREIT Developed Markets Real
Estate Index Fund (Formerly First Trust
FTSE/NAREIT Global Real Estate Index
Fund), First Trust Dow Jones Global
Select Dividend Index Fund, First
Trust ISE Global Wind Energy Index
Fund, and First Trust ISE Global
Engineering and Construction Index
Fund, as of and for the periods
ended September 30, 2009, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States) (PCAOB), we
considered the Funds internal
control over financial reporting,
including control over safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion
on the financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of the Funds
internal control over financial
reporting.  Accordingly, we express
no such opinion.
The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
A funds internal control over financial
reporting is a process designed to
provide reasonable assurance regarding
the reliability of financial reporting
and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A funds internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund;
and (3) provide reasonable assurance
regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or
a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board
United States. However, we noted no
deficiencies in the Funds internal
control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of September 30, 2009.

This report is intended solely for the
information and use of management and
the Board of Trustees of the First
Trust Exchange-Traded Fund II, and the
Securities and Exchange Commission and
is not intended to be and should not be
used by anyone other than these
specified parties.


/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
November 24, 2009